1 Entegris Inc. Exhibit 99.3 Entegris Fourth Quarter 2023 Earnings Commentary February 13, 2024 SAFE HARBOR Comments within include some forward-looking statements. These statements involve a number of risks and uncertainties, and actual results could differ materially from those projected in the forward-looking statements. Additional information regarding these risks and uncertainties is contained in our most recent annual report and subsequent quarterly reports that we have filed with the SEC. Please also refer to the information on the disclaimer slide in the presentation. In this document we will also refer to non-GAAP financial measures as defined by the SEC in Regulation G. You can find a reconciliation table in today’s news release as well as on our IR page of our website at entegris.com. BERTRAND LOY (PRESIDENT AND CEO): FOURTH QUARTER HIGHLIGHTS In an industry environment that was challenging, the Entegris team delivered results that were in line with or better than our guidance, and we made good progress on all of our key commitments. For the fourth quarter: • Sales of $812 million were above our guidance. This strong performance was driven by our MS and MC divisions, and specifically by CMP slurries and pads and liquid filtration products. • Both gross margin and EBITDA margin were within our guidance. • And non-GAAP EPS was above our guidance. 2023 FINANCIAL HIGHLIGHTS We are very pleased with the quality of our execution in 2023. Looking at the full year 2023, we outperformed the market by 6 points. This above-market growth was driven in large part by our strong position at the leading-edge technology nodes and the backlog we had entering the year.

2 Entegris Inc. We were particularly pleased with the performance of our MC division, which was up 2 percent in 2023, despite a double-digit decline in the overall market. This strong performance was driven by our liquid filtration and gas purification product platforms, continuing to validate the increasing importance of materials purity for our customers. From a profitability point of view, our model showed strong resilience last year in a weak industry environment. EBITDA margin was 27 percent for the year even with our continued significant investments in R&D, which are critical to winning positions in new technology nodes and to sustaining our long-term outperformance. 2023 OTHER HIGHLIGHTS I would like to highlight other key accomplishments the team had in 2023: First was the integration of CMC Materials. Thanks to the great effort of our team, the integration was completed in record time, 13 months post close, resulting in achieving our $75 million cost synergy target. Debt paydown is a high priority for us and divestitures of non-core assets are a lever we have used to significantly reduce our debt levels. Last year we paid down $1.3 billion in debt, $1.1 billion of the debt reduction was from the proceeds of three divestitures: QED, Electronic Chemicals, and the business we sold to Element Solutions. As we mentioned last quarter, we are working on the sale of the PIM business. The sales process remains ongoing, and we will provide an update when we have more to share. In 2023, we started initial production at our new manufacturing facility in Taiwan, and we are on track to ramp up to higher volumes of production during the second half of 2024. Last year we also broke ground on our new Colorado facility. We believe that this project is squarely in-line with the goals of the U.S. CHIPS Act, and we look forward to continuing our engagement with the CHIPS Program Office. These two investments in capacity are vital for us to fully realize our long-term growth potential. In the second half of 2023, we combined the SCEM and APS divisions into one division called Materials Solutions. MS will provide our customers with the opportunity to leverage our end-to- end capabilities, which we believe will accelerate their roadmaps by reducing their time to yield, provide better device performance, and superior cost of ownership. 2024 OUTLOOK

3 Entegris Inc. As we enter 2024, inventories of semiconductors have largely normalized, end demand has stabilized in most segments, and we expect a gradual market recovery throughout the year. With this as a backdrop, and based on recent customers’ forecasts, for the full year 2024, we expect the market (based on the combination of our unit and CapEx mix) will be up 4 percent. We believe that this is a prudent view of the industry at this early stage of the year, until we see more concrete evidence of a sustained market recovery. In addition, given our strong position in new logic and memory nodes, we expect to outperform the market by 4 to 5 points, within our targeted outperformance range. Putting it all together, we expect our sales in 2024 will be approximately $3.5 billion, we expect EBITDA to be approximately 29 percent of revenue and non-GAAP EPS will be greater than $3.25. And to be clear, this guidance includes the PIM business for all of 2024. LINDA LAGORGA (CFO): FOURTH QUARTER P&L COMMENTARY Our sales in the fourth quarter were above our guidance at $812 million. Sales were down 14 percent year-over-year and down 9 percent sequentially, on an as-reported basis. As a reminder, Q4 sales did not include the Electronic Chemicals business that we sold on October 2nd, and only included a minimal amount from the business we sold to Element Solutions. Excluding the impact of those divestitures, Q4 sales were up 2 percent sequentially. Foreign exchange negatively impacted revenue by approximately $3 million year-over-year and negatively impacted revenue by $1 million sequentially in Q4. Gross margin on a GAAP and non-GAAP basis was 42.4 percent in the fourth quarter, in line with our guidance. The higher margin compared to Q3 reflects the positive impact of the divestitures. Operating expenses on a GAAP basis were $244 million in Q4. Operating expenses on a non- GAAP basis in Q4 were $176 million, above our guidance range. This was primarily driven by higher variable compensation expenses and a $3 million contribution made to the Entegris

4 Entegris Inc. Foundation, which funds STEM scholarships for women and individuals from underrepresented communities. Adjusted EBITDA in Q4 was $211 million or 26 percent of revenue, at the low end of our guidance range, driven by the higher OpEx that I outlined above. The negative GAAP tax rate in Q4 was driven by divestiture activity. The non-GAAP tax rate was 12 percent. GAAP diluted EPS was 25 cents per share in the fourth quarter. Non-GAAP EPS was 65 cents per share, above our guidance, driven primarily by higher sales. DIVISIONAL COMMENTARY Sales for Materials Solutions in Q4 were $365 million. Sales were down 16 percent sequentially, on an as reported basis. Excluding the impact of the divestiture of Electronic Chemicals and the sale of the business to Element Solutions, sales were up 6 percent. This growth was driven by higher sales of CMP slurries and pads and Advanced Deposition Materials. Adjusted (as reported) operating margin for MS was 16.7 percent for the quarter, essentially flat sequentially. AMH sales in Q4 of $169 million were down 6 percent sequentially. The primary drivers of the sequential sales decline in AMH were lower sales of sensing and control solutions and fluid handling products. Adjusted operating margin for AMH was 12.2 percent for the quarter. The sequential decline in margin was primarily driven by lower sales and higher variable compensation expenses. MC sales in the quarter of $288 million were up 1 percent sequentially. The sequential growth was driven by continuing strength in liquid filtration and another record quarter in gas purification. Adjusted operating margin for MC was 33.9 percent for the quarter. The sequential decline in margin was primarily driven by the impact of inventory reductions and the anticipated inefficiencies related to the ramp of our facility in Taiwan. CASH FLOW We continue to be committed to improving free cash flow and we have put a lot of focus on lowering inventory to that end. Excluding reductions from divestitures, we decreased our total inventory, by approximately $135 million, exceeding our $100 million goal for the year. CapEx for the quarter was $129 million and $457 million for all of 2023. We expect to spend approximately $350 million in total CapEx in 2024.

5 Entegris Inc. Driven by the higher CapEx, fourth quarter free cash flow was $14 million. Free cash flow was $165 million for all of 2023 and improved from a negative $114 million in 2022. We expect to further improve free cash flow in 2024. CAPITAL STRUCTURE During the fourth quarter, we paid down a total of $870 million in debt, more than our guidance of $730 million, through a combination of proceeds from the Electronic Chemicals divestiture, cash on hand, and the balance of the proceeds from the Element transaction. At the end of Q4, our gross debt was $4.7 billion, and our net debt was $4.2 billion. Gross leverage was 5.0 times and net leverage was 4.5 times. We expect our gross leverage will be below 4 times at the end of 2024. The blended interest rate on the debt portfolio is approximately 5.1 percent and the proportion of the portfolio that is variable is almost zero. FIRST QUARTER OUTLOOK Moving on to our Q1 outlook, which, to be clear, includes the PIM business: • We expect sales to range from $770 to $790 million. • We expect the EBITDA margin to be 26.5 to 27.5 percent. • We expect GAAP EPS to be 28 to 33 cents per share. • And non-GAAP EPS to be 60 to 65 cents per share. Let me provide some additional modeling items. For Q1, we expect: • Gross margin of 43 to 44 percent, both on a GAAP and non-GAAP basis. • GAAP operating expenses of $230 million to $233 million and non-GAAP operating expenses of $171 million to $174 million. • Depreciation of approximately $45 million. • Interest expense of approximately $60 million. • Non-GAAP tax rate of approximately 15 percent. BERTRAND LOY (PRESIDENT AND CEO): In closing, • We are very pleased with the quality of our execution in 2023.

6 Entegris Inc. • Our unit driven model displayed resilience, even during an industry downturn. We outperformed the market by approximately 6 points and maintained healthy EBITDA levels. • We continued to effectively balance short-term cost management, while making investments for future growth. • We significantly lowered our debt. • We maintain a strong conviction in the long-term growth potential of the industry, the growing importance of our value proposition, and our opportunity to significantly outperform the market for the years to come. As we close…what was a challenging yet rewarding year, I want to take a moment to thank our customers for the trust and confidence they place in Entegris. Additionally, I would also like to thank the Entegris teams around the world for their incredible customer focus and their commitment to excellence in everything we do.